Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a Registration Statement on Form F-6 (Registration No. 333-154770), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 1 to Registration Statement on Form F-6; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   CITIBANK, N.A., as Depositary

                                                   By: /s/ Richard Etienne
                                                       -----------------------
                                                       Name:  Richard Etienne
                                                       Title: Vice President